UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2024

Nuburu, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39489	85-1288435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7442 S Tucson Way Suite 130
Centennial, Colorado		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 767-1400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BURU	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Information reported in Item 2.03 is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 19, 2024, Nuburu, Inc. (the “Company”) entered into a securities purchase agreement with Esousa Group Holdings LLC ("Esousa") pursuant to which, in exchange for a capital infusion of $148,000, the Company issued a $148,000 face amount unsecured, subordinated convertible note with 15% interest and a 6-month maturity date, and which is convertible into common stock at the lower of a 20% discount to: (a) a 10% premium to the price as of the date of execution, or (b) the lowest daily VWAP during the 10 days prior to conversion. Issuances of common stock on conversion are (i) subject to approval by NYSE American of a supplemental listing application, and (ii) limited to an amount equal to 19.9% of the outstanding common stock as of the date of execution, until such time as the transaction is approved by stockholders.

Esousa also holds senior convertible notes of the Company, $137,000 of which it agreed to extinguish in exchange for an unsecured, subordinated convertible note that bears no interest for so long as it is not in default, and has a 6-month maturity date and a conversion price equal to 25% of the closing price the day prior to the conversion date.

Both notes are unsecured and subordinated to the Company’s outstanding senior convertible notes and junior bridge notes in right of payment, whether in respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise.

The transaction documents contain customary representations, warranties, and covenants, and the notes include customary events of default including, but not limited to, failure to pay amounts due when required, default in covenants, bankruptcy events, and suspension or delisting from trading of the common stock on an eligible exchange.

Item 3.02 Unregistered Sales of Equity Securities.

Information reported in Item 2.03 is incorporated by reference herein. The securities were sold in a private placement to an accredited investor in a transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Securities Purchase Agreement, dated August 19, 2024, by and between Nuburu, Inc. and Esousa Group Holdings LLC
10.2	Exchange Agreement, dated August 19, 2024, by and between Nuburu, Inc. and Esousa Group Holdings LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUBURU, INC.

Date:	August 23, 2024	By:	/s/ Brian Knaley
		Name: Title:	Brian Knaley Chief Executive Officer